Exhibit 99.1

IDEAYA Biosciences Reports Fourth Quarter and Full Year 2025 Financial Results and Provides a Business Update

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130 required PFS events confirmed by BICR in the Phase 2/3 OptimUM-02 trial of darovasertib and crizotinib combination in 1L HLA*A2-negative metastatic uveal melanoma (mUM); topline results expected by approximately the last week of March
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Darovasertib is anticipated to be in three randomized, Phase 3 registrational trials in uveal melanoma, including the metastatic, neoadjuvant, and adjuvant settings, by H1 ‘26
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Initiation of IDE849 (DLL3 TOP1 ADC) monotherapy registrational study in the second line/refractory setting (2L+) of small cell lung cancer (SCLC) and/or neuroendocrine carcinomas (NEC) targeted by the end of 2026
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Preliminary clinical data update from IDEAYA-sponsored global Phase 1 trial of IDE849 expected by the end of 2026
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~$1.05 billion of cash, cash equivalents, and marketable securities as of December 31, 2025; expected to fund operations into 2030

SOUTH SAN FRANCISCO, Calif., Feb. 17, 2026 /PRNewswire/ -- IDEAYA Biosciences, Inc. (Nasdaq: IDYA), a leading precision medicine oncology company, provided a business update and announced financial results for the fourth quarter and full year ended December 31, 2025.

"We had a strong quarter of clinical execution, clinical pipeline expansion and commercial readiness activities. The key highlights include completing full enrollment of 437 patients in OptimUM-02, our Phase 2/3 registrational trial in first line HLA*A2-negative mUM, submission of IND filings for IDE034, a potential first-in-class B7H3/PTK7 bispecific TOP1 ADC, and IDE574, a KAT6/7 dual inhibitor, and continued build out of our U.S. commercial organization in anticipation of our upcoming topline PFS results," said Yujiro S. Hata, President and Chief Executive Officer, IDEAYA Biosciences.

Selected Recent Developments and Upcoming Milestones

Darovasertib in Uveal Melanoma (UM)

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Topline results, including progression free survival (PFS) data, from ongoing registrational Phase 2/3 OptimUM-02 trial of the darovasertib and crizotinib combination in first line (1L) patients with HLA*A2-negative metastatic UM are expected by approximately the last week of March, pending completion of ongoing data collection, cleaning and analysis.
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130 PFS events required to trigger the topline readout have been confirmed by blinded independent central review (BICR);

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Randomized PFS analysis will be based on the intent-to-treat population (ITT) enrolled in the Phase 2b/3 portion of the trial, which comprises a total of approximately 313 patients randomized 2:1 to the treatment arm versus control;
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Topline PFS results, if positive, are anticipated to enable a potential accelerated approval filing in the United States.
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Darovasertib is anticipated to be in three randomized, Phase 3 registrational trials across all stages of uveal melanoma by H1 ’26:
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OptimUM-02 (mUM): full enrollment of 437 patients is complete; overall survival (OS) data from these patients, when available, are expected to support a filing for full approval in 1L HLA*A2-negative mUM;
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OptimUM-10 (neoadjuvant): targeting to complete full enrollment of approximately 450 patients across enucleation and plaque brachytherapy cohorts by H1 ’27;
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OptimUM-11 (adjuvant): trial initiation in collaboration with Servier planned in Q2 ’26.
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Enrollment of approximately 100 HLA*A2-positive mUM patients in single-arm, Phase 2 OptimUM-01 trial of darovasertib in combination with crizotinib is expected to be complete by Q2 ’26.
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Data may support a potential future submission to the U.S. Food and Drug Administration (FDA) to expand the labeled use of darovasertib and/or a national comprehensive cancer network (NCCN)/compendia listing to enable use of the combination in these patients.
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Targeting to submit two manuscripts for publication with data from 1) treatment naïve mUM patients and 2) HLA*A2-positive mUM patients enrolled in the OptimUM-01 trial in H1 ’26 and H2 ‘26, respectively.

Antibody-drug Conjugates (ADC) / DNA Damage Response (DDR) Combinations

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IDE849 (DLL3 TOP1 ADC): targeting to provide a preliminary clinical data update from IDEAYA-sponsored global Phase 1 trial and initiate a monotherapy registrational study in the second line/refractory setting (2L+) of SCLC and/or NEC by the end of 2026.
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IDE034 (B7H3/PTK7 bispecific TOP1 ADC): received investigational new drug (IND) clearance from the U.S. FDA in Q4 ’25; expect to achieve first-patient-in (FPI) in Phase 1 dose escalation trial in Q1 ’26;
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Dosing of the first patient with IDE034 will trigger a $5 million milestone payment from IDEAYA to Biocytogen, pursuant to the Option and License Agreement between the companies.
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IDE161 (PARG): initiation of clinical combination studies with IDE849 in SCLC, NEC and other DLL3-overexpressing solid tumors in Q2 ’26.

MTAP Pathway

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IDE397 (MAT2A): planning to provide updated data from Phase 1/2 combination trial with Trodelvy in MTAP-deleted urothelial cancer (UC) at a medical conference in 2026.
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IDE892 (PRMT5): targeting initiation of Phase 1 monotherapy dose escalation trial in Q1 ’26 to enable a combination trial with IDE397 in MTAP-deleted solid tumors in Q2 ’26.
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Nomination of a development candidate for a potential first-in-class program targeting CDKN2A, the most common co-alteration of MTAP, expected in H2 ’26 followed by IND submission to the U.S. FDA in H1 ’27.

Next Generation Therapies

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IDE574 (KAT6/7): obtained IND clearance from the U.S. FDA in January 2026; targeting to initiate a Phase 1 dose escalation trial in patients with breast, lung, prostate and colorectal cancers Q1 ’26.

Corporate

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Darovasertib commercial readiness activities are advancing in the United States and globally with our partner, Servier.
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In December 2025, GlaxoSmithKline (GSK) notified IDEAYA of its intention to terminate the Collaboration, Option and License Agreement, dated June 15, 2020. Pursuant to the terms of the Agreement, GSK will transfer the Werner Helicase (IDE275) and Pol Theta (IDE705) clinical programs to IDEAYA in accordance with the applicable provisions of the Agreement.

Fourth Quarter and Full Year 2025 Financial Results

As of December 31, 2025, IDEAYA had cash, cash equivalents and marketable securities of approximately $1.05 billion, compared to $1.08 billion as of December 31, 2024. The decrease was primarily driven by net cash used in operations, offset by the $210.0 million upfront payment received from Servier related to the exclusive license agreement for darovasertib during the year ended December 31, 2025.

Collaboration revenue for the three months ended December 31, 2025, totaled $10.9 million compared to $7.0 million for the three months ended December 31, 2024. Collaboration revenue was recognized for the performance obligations satisfied through December 31, 2025 related to the research and development services that are recognized over time under the Servier exclusive license agreement for darovasertib. As of December 31, 2025, the remaining balance for the research and development services performance obligations is $161.8 million related to the clinical trial cost reimbursements anticipated under the license agreement that will be recognized as IDEAYA collaboration revenue over time as the research and development services are completed.

Research and development (R&D) expenses for the three months ended December 31, 2025 totaled $86.6 million compared to $140.2 million for the three months ended December 31, 2024. The decrease was primarily driven by a $75.0 million upfront payment under the license agreement for IDE849 with Hengrui Pharma during the three months ended December 31, 2024, offset by higher clinical trial and CMC manufacturing expenses to support our programs and personnel-related expenses during the three months ended December 31, 2025.

General and administrative (G&A) expenses for the three months ended December 31, 2025 totaled $18.8 million compared to $11.0 million for the three months ended December 31, 2024. The increase was primarily due to higher personnel-related expenses, higher consulting and legal patent fees to support company growth and darovasertib commercial preparation activities.

The net loss for the three months ended December 31, 2025, was $83.3 million compared to the net loss of $130.3 million for the three months ended December 31, 2024. Total stock compensation expense for the three months ended December 31, 2025, was $11.8 million compared to $9.5 million for the three months ended December 31, 2024.

The net loss for the year ended December 31, 2025, was $113.7 million compared to the net loss of $274.5 million for the year ended December 31, 2024. Total stock compensation expense for the year ended December 31, 2025, was $46.1 million compared to $34.7 million for the year ended December 31, 2024.

About IDEAYA Biosciences

IDEAYA is a precision medicine oncology company committed to the discovery, development, and commercialization of transformative therapies for cancer. Our approach integrates expertise in small-molecule drug discovery, structural biology and bioinformatics with robust internal capabilities in identifying and validating translational biomarkers to develop tailored, potentially first-in-class targeted therapies aligned to the genetic drivers of disease. We have built a deep pipeline of product candidates focused on synthetic lethality and antibody-drug conjugates, or ADCs, for molecularly defined solid tumor indications. Our mission is to bring forth the next wave of precision oncology therapies that are more selective, more effective, and deeply personalized with the goal of altering the course of disease and improving clinical outcomes for patients with cancer. IDEAYA's corporate presentation is available on its website: https://ir.ideayabio.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding the expected timing and results of clinical trials, including patient enrollment, and data readouts; the potential for accelerated approval or full regulatory approval of darovasertib, alone or in combination with crizotinib; the anticipated design, initiation, enrollment, timing and outcomes of IDEAYA’s ongoing and planned Phase 1, Phase 2, and Phase 3 clinical trials across its pipeline programs, including IDE849, IDE034, IDE161, IDE397, IDE892 and IDE574; the therapeutic potential, safety, tolerability, efficacy, and combination potential of IDEAYA’s product candidates; the expected prevalence of target patient populations; commercial readiness activities and future commercialization efforts; anticipated collaboration activities and transfers of clinical programs; and IDEAYA’s expectations regarding its cash runway and ability to fund operations into 2030. Such forward-looking statements are based on management’s current expectations, assumptions and beliefs and involve substantial risks and uncertainties that could cause actual results, including, but not limited to, those related to IDEAYA’s clinical programs, commercial activities, and performance and/or achievements, to differ significantly and/or materially from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including the process of designing and conducting preclinical and clinical trials, enrollment rates, safety outcomes, efficacy results, regulatory interactions and decisions, and the ability to translate preclinical findings into clinical benefit, manufacturing and supply risks, competition, changes in standard of care, the timing and success of commercialization efforts, the outcome of collaborations and licensing arrangements, IDEAYA's ability to successfully establish, protect and defend its intellectual property, and other matters that could affect the sufficiency of financial resources to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. A further description of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, are in IDEAYA’s filings with the Securities and Exchange Commission, including IDEAYA's most recent Annual Report on Form 10-K and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

Investor and Media Contact

IDEAYA Biosciences
Joshua Bleharski, Ph.D.
Chief Financial Officer
investor@ideayabio.com

IDEAYA Biosciences, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Collaboration revenue	$10,876	$7,000	$218,710	$7,000
Operating expenses:
Research and development	86,599	140,183	314,704	294,673
General and administrative	18,847	10,955	63,319	39,302
Total operating expenses	105,446	151,138	378,023	333,975
Loss from operations	(94,570)	(144,138)	(159,313)	(326,975)
Interest income and other income, net	11,297	13,826	45,615	52,498
Net loss	(83,273)	(130,312)	(113,698)	(274,477)
Unrealized gains (losses) on marketable securities	215	(3,024)	1,455	250
Comprehensive loss	$(83,058)	$(133,336)	$(112,243)	$(274,227)
Net loss per share attributable to common stockholders, basic and diluted	$(0.94)	$(1.49)	$(1.28)	$(3.36)
Weighted-average number of shares outstanding, basic and diluted	88,582,694	87,340,758	88,485,238	81,678,069

IDEAYA Biosciences, Inc.

Condensed Balance Sheet Data

(in thousands)

	December 31,	December 31,
	2025	2024
	(Unaudited)
Cash and cash equivalents and short-term and long-term marketable securities	$1,049,685	$1,082,151
Total assets	1,109,324	1,124,091
Total liabilities	86,390	64,944
Total liabilities and stockholders' equity	1,109,324	1,124,091